                                 SCHEDULE 14A
                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement               / / Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))

/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Bancorp Connecticut, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)
                                     N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: N/A.

  (2) Aggregate number of securities to which transaction applies: N/A.

  (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

  (4) Proposed maximum aggregate value of transaction: N/A.

  (5) Total fee paid: N/A.

-- Fee paid previously with preliminary materials.

-- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: N/A.

  (2) Form, Schedule or Registration Statement No.: N/A.

  (3) Filing Party: N/A.

  (4) Date Filed: N/A.

                          Bancorp Connecticut, Inc.
                 Parent of Southington Savings Bank

Dear Shareholder:

         You are cordially invited to attend the 1998 Annual Meeting of the Shareholders of Bancorp Connecticut, Inc. (the "Company") to be held on Wednesday, May 13, 1998. Matters scheduled for consideration at the Meeting are the election of directors, and the ratification of the appointment of the Company's independent accountants for 1998.

         Please give the enclosed Proxy Statement your prompt and careful attention. A copy of the Company's 1997 Annual Report to Shareholders also is enclosed. If you need an additional copy of the Company's Annual Report, please call Lesley A. DeAngelo at 860-620-5295.

         It is important that your shares be represented at the Meeting. To ensure that your shares will be represented, please sign and promptly return the enclosed proxy in the envelope provided, regardless of whether you plan to attend the Meeting. If you attend the Meeting, you may vote in person even if you previously have mailed in your proxy.

                                                     Sincerely,


                                                     /s/ Robert D. Morton

                                                     ROBERT D. MORTON
                                                     President


             121 Main Street, Southington, Connecticut 06489-2533
                  Phone (860) 628-0351    Fax (860) 276-9429
                             http://www.bkct.com

                          BANCORP CONNECTICUT, INC.
                               121 MAIN STREET
                        SOUTHINGTON, CONNECTICUT 06489

                NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS OF
                           BANCORP CONNECTICUT, INC.
                           TO BE HELD MAY 13, 1998

               TO THE SHAREHOLDERS OF BANCORP CONNECTICUT, INC.:

         Notice is hereby given that the 1998 Annual Meeting of the Shareholders (the "Meeting") of Bancorp Connecticut, Inc. (the "Company") will be held at 2:00 p.m. on Wednesday, May 13, 1998, at The Aqua Turf Club, 556 Mulberry Street, Southington, Connecticut, for the following purposes:

                  (1) To elect four directors to serve until the 2001 annual meeting of shareholders and until their successors are elected and have qualified;

                  (2) To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending December 31, 1998; and

                  (3) To transact such other business as may properly come before the Meeting or any adjournment thereof.

         Only shareholders of record of outstanding shares of Common Stock of the Company at the close of business on March 18, 1998, are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

         A list of the Company's shareholders will be open to the examination of any shareholder, for any purpose germane to the Meeting, during ordinary business hours, for at least 10 days prior to the Meeting, at the offices of the Company.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Anthony Priore, Jr.

                                      Anthony Priore, Jr.
                                      Secretary

Southington, Connecticut
April 10, 1998

         YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE IN PERSON.

                           BANCORP CONNECTICUT, INC.

                               121 MAIN STREET
                       SOUTHINGTON, CONNECTICUT 06489
                               (860) 628-0351

                       ------------------------------

                               PROXY STATEMENT
                             FOR ANNUAL MEETING
                           TO BE HELD MAY 13, 1998
                     -----------------------------------

                                INTRODUCTION

         This Proxy Statement is furnished to shareholders of Bancorp Connecticut, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 13, 1998, at 2:00 p.m., local time, at The Aqua Turf Club, 556 Mulberry Street, Southington, Connecticut 06489 and any adjournment or postponement thereof (the "Meeting"). The Company is the holding company for Southington Savings Bank, a Connecticut-chartered capital stock savings bank (the "Bank").

         At the Meeting, shareholders will be asked to consider and vote upon two proposals: (1) the election of four directors to serve as directors of the Company until the 2001 annual meeting of shareholders ("Proposal Number One"); and (2) the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending December 31, 1998 ("Proposal Number Two").

         This Proxy Statement is dated April 10, 1998, and is first being mailed to shareholders along with the related form of proxy on or about April 10, 1998.

         If a proxy in the accompanying form is properly executed and returned to the Company in time for the Meeting and is not revoked prior to the time it is exercised, the shares represented by the proxy will be voted in accordance with the directions specified therein for the matters listed on the proxy card. Unless the proxy specifies that it is to be voted against or voting authority is to be withheld on a listed proposal, such proxy will be voted FOR each nominee listed in Proposal Number One and FOR Proposal Number Two, and otherwise in the discretion of the proxy holders as to any other matter that may come before the Meeting.

         Voting by those present during the Meeting will be by ballot. Votes will be counted by tellers of the election. These tellers will canvas the shareholders present at the Meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker nonvotes are counted for purposes of determining the number of shares represented at the Meeting, but are deemed not to have voted on the applicable proposal. Abstentions and broker nonvotes will therefore have the same effect as a negative vote. Broker nonvotes occur when a broker nominee, holding shares in street name for the beneficial owner thereof, has not received voting instructions from the beneficial owner and does not have discretionary authority to vote such shares.

REVOCABILITY OF PROXY

         Any shareholder of the Company who has given a proxy may revoke such proxy at any time before it is voted by either (i) filing a written revocation or a duly executed proxy bearing a later date with Anthony Priore, Jr., Secretary of the Company, at Bancorp Connecticut, Inc., 121 Main Street, Southington, Connecticut 06489, or (ii) attending the Meeting and voting in person before the proxy is voted. Attendance at the Meeting will not in and of itself constitute the revocation of a proxy.

RECORD DATE, OUTSTANDING SECURITIES AND VOTES REQUIRED

         The Board has fixed the close of business on March 18, 1998 as the record date (the "Record Date") for determining holders of outstanding shares of the Company's Common Stock, par value $1.00 per share ("Common Stock") who are entitled to notice of and to vote at the Meeting. As of the Record Date, 5,097,048 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote, and a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. No other class of securities of the Company is outstanding or entitled to vote at the Meeting.

         The election of each nominee listed in Proposal Number One as a director of the Company requires the affirmative vote of a plurality of the shares of Common Stock which are present or represented at the Meeting. The approval of Proposal Number Two requires the affirmative vote of a majority of the shares of Common Stock which are present or represented at the Meeting.

         The Company expects that the officers and directors of the Company will vote the shares of Common Stock held by them (representing approximately 7.25% of the shares of Common Stock issued and outstanding) in favor of each nominee listed in Proposal Number One and in favor of Proposal Number Two.

PRINCIPAL SHAREHOLDERS

         As of the Record Date, there were no persons or groups (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company who own or may be deemed to own beneficially more than five percent of the outstanding Common Stock.

                            PROPOSAL NUMBER ONE

                            ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation (the "Certificate") provides for a Board of Directors of not less than seven and not more than fifteen members, as fixed from time to time by the Board pursuant to the Company's Bylaws. The Certificate also provides that the Board is divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year at the annual meeting. Each class of directors is elected for a term of three years except in the case of elections to fill vacancies or newly created directorships.

         The Board presently consists of the twelve persons indicated below as either nominees for director or continuing directors. Four individuals are to be elected to serve for a term of three years and until the election and qualification of their successors. Unless a shareholder WITHHOLDS AUTHORITY, the holders of proxies representing shares of Common Stock will vote FOR the election of Norbert H. Beauchemin, Walter J. Hushak, Frederick E. Kuhr, and Joseph J. LaPorte as directors to serve until the Company's 2001 annual meeting and until their successors are elected and have qualified. The Board has no reason to believe that any of the nominees will decline or be unable to serve as a director of the Company. However, if any such nominee shall be unavailable for any reason, then proxies will be voted for the election of such person or persons as may be recommended by the Board.

         The following tables set forth, as of February 28, 1998, certain information about each nominee director, each director continuing in office and each executive officer of the Company and the Bank who is not a director. Unless otherwise stated, all nominees, directors continuing in office, and executive officers have held the positions described for the past five years. The Company's executive officers serve at the pleasure of the Board. Each nominee and continuing director also serves as a director of the Bank.


     Nominees              Age         Director Since       Term Expiring*
     --------              ---         --------------       --------------
Norbert H. Beauchemin      61               1995                 2001

Walter J. Hushak           74               1994                 2001

Frederick E. Kuhr          60               1994                 2001

Joseph J. LaPorte          64               1994                 2001


  Continuing Directors     Age         Director Since       Term Expiring
  --------------------     ---         --------------       -------------
Michael J. Karabin         51               1994                 1999

David P. Kelley            56               1994                 1999

Ralph G. Mann              68               1994                 1999

Anthony S. Pizzitola       67               1994                 1999

Andrew J. Meade            59               1994                 2000

Frank R. Miller            59               1994                 2000

Robert D. Morton           57               1994                 2000

Dennis J. Stanek           55               1994                 2000

* Assumes election at the Meeting.

         NORBERT H. BEAUCHEMIN, CPA, is Vice President of the accounting firm of Dudzik & Beauchemin, P.C., CPAs, located in Southington, Connecticut.

         WALTER J. HUSHAK has served as Chairman of the Board of Directors of the Bank (the "Bank Board") since May, 1994 and prior to that as Vice Chairman of the Bank Board since 1982. He is Senior Vice President of Janazzo Services, Inc., which is located in Southington, Connecticut.

         MICHAEL J. KARABIN is President of Acme-Monaco Spring Corporation, a manufacturer of springs, stampings, wire forms, orthodontic hardware and medical assemblies located in New Britain, Connecticut.

         DAVID P. KELLEY is a partner in the law firm of Kelley, Crispino & Kania, Southington, Connecticut. He has been the Southington Town Attorney since November, 1993. He is also Counsel to the Bank.

         FREDERICK E. KUHR is President and controlling shareholder of Evergreen Nursery, Inc., Southington, Connecticut.

         JOSEPH J. LAPORTE retired in 1996 as a Manufacturers Representative of the BCS Company, a distributor of industrial metal finishing chemicals and equipment, located in Thompson, Connecticut. Since December, 1992, he has been President of JNF Associates Inc., developers of real estate.

         RALPH G. MANN retired as President and Chief Executive Officer of the Bank on December 31, 1991. He was associated with the Bank as an officer or employee for 37 years, including 10 years as Chief Executive Officer.

         ANDREW J. MEADE has served as Vice Chairman of the Bank Board since May, 1994. He is President of International Security Products,
Inc. (doing business as Lori Lock), a manufacturer of security products located in Southington, Connecticut. He also is President of Delta Controls, a subsidiary of International Security Products. Mr. Meade also has been the Chairman of the Southington Town Council since 1993.

         FRANK R. MILLER, CPA, is the Managing Partner of the accounting firm of Miller, Moriarty and Company, L.L.C., located in New Britain, Connecticut.

         ROBERT D. MORTON has been the President of the Company since its formation on March 31, 1994. Mr. Morton has also been President and Chief Executive Officer of the Bank since January, 1992.

         ANTHONY S. PIZZITOLA retired as President and Treasurer of Pizzitola Electric Co., Inc., an electrical contractor located in Southington, Connecticut, in October, 1994.

         DENNIS J. STANEK is Senior Vice President-Investments of Tucker Anthony Incorporated, an investment banking firm. Mr. Stanek is based in such firm's Hartford, Connecticut office.

COMPANY AND BANK EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Mr. Anthony Priore, Jr. is the Company's only executive officer other than Mr. Morton. The other persons listed below are executive officers of the Bank.


    Name                  Age                  Position
    ----                  ---                  --------
Anthony Priore, Jr.       45         Secretary  and  Treasurer of the  Company;
                                     Senior Vice President, Treasurer and Chief
                                     Financial Officer of the Bank

Barry J. Abramowitz       38         Chief Information Officer of the Bank

William DellaVecchia      54         Senior Vice President - Business
                                     Development of the Bank

Charles J. DeSimone, Jr.  54         Chief Credit Officer of the Bank

Richard A. Fracasso       55         Senior Vice President - Consumer Banking
                                     of the Bank

William Taylor            56         Senior Vice President - Commercial Banking
                                     of the Bank

Robert P. Vocelli         53         Financial Services Manager of the Bank

         ANTHONY PRIORE, JR. has been the Treasurer and Secretary of the Company since its formation on March 31, 1994. Mr. Priore has served as Senior Vice President, Treasurer and Chief Financial Officer of the Bank since 1992.

         BARRY J. ABRAMOWITZ has been Chief Information Officer of the Bank since September, 1996. Prior to joining the Bank, he served from 1995 to 1996 as Senior Manager for Arthur Andersen, LLP and from 1990 to 1995 as Senior Vice President of Corporate Systems and Operations for Northeast Savings, FA.

         WILLIAM DELLAVECCHIA has served as Senior Vice President-Business Development of the Bank since April, 1997. Prior to that, Mr. DellaVecchia served as Senior Vice President of Commercial Lending since December 1990.

         CHARLES J. DESIMONE, JR. has been the Chief Credit Officer of the Bank since June, 1993. Prior to joining the Bank, he served as Founder and President of William Charles Investment Management, Inc., a Hartford, Connecticut-based investment banking company from 1984 to 1993.

         RICHARD A. FRACASSO has served as Senior Vice President-Consumer Banking of the Bank since July, 1992.

         WILLIAM TAYLOR has served as Senior Vice President-Commercial Banking of the Bank since April, 1997. Prior to joining the Bank, he served from July, 1994 to April, 1997 as Manager of the Central Connecticut Commercial Lending Group of Webster Bank and from January, 1993 to July, 1994 as Real Estate Center Manager for Shawmut Bank.

         ROBERT P. VOCELLI has been the Financial Services Manager of the Bank since January, 1995. Prior to joining the Bank he served as Senior Vice President of "The Private Bank" of the Bank of Boston Connecticut from 1990 to 1994.

THE BOARD OF DIRECTORS AND CERTAIN OF ITS COMMITTEES

         The Board has a standing Audit and Compliance Committee whose members are appointed annually. The Audit and Compliance Committee currently consists of Messrs. Beauchemin, Hushak, Karabin, Kelley, Meade and Miller. The Audit and Compliance Committee reviews the report of the Company's internal auditor and compliance officer, recommends annually to the Board the appointment of the independent certified public accountants for the Company, reviews the scope and the cost of the prospective annual audit and reviews the results thereof with the Company's independent certified public accountants, reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls, and reviews compliance with federal and state laws relating to accounting practices. The members of the Audit and Compliance Committee are also members of the Bank's Audit and Compliance Committee.

         The Board has a Compensation Committee that meets jointly with the Compensation Committee of the Bank Board because the Company has no paid employees. The Compensation Committee is responsible for developing the Company's overall compensation philosophy and recommending the compensation of the Bank's executive officers to the Bank Board and the Company Board. Mr. Morton does not participate in any Board or Bank Board discussions concerning his compensation. The Compensation Committee currently consists of Messrs. Hushak, Karabin, Kelley, LaPorte, Meade, Miller, and Pizzitola. See "Compensation Committee Report on Executive Compensation" for a more detailed description of the Compensation Committee's function.

         The Board has not established a standing nominating committee. The Board as a whole operates as a nominating committee. A shareholder's right to nominate individuals for election to the Board is set forth in the Company's Bylaws. Pursuant to the Bylaws, a shareholder must deliver written notice of such shareholder's intent to make such a nomination to, or mail such notice so that it is received by, the Company's Secretary at the Company's principal executive offices not less than 20 days nor more than 130 days prior to the applicable meeting. The Bylaws further require that the written notice set forth (1) as to each person whom the shareholder proposes to nominate (a) such person's name, age, business address and residence address, (b) such person's principal occupation or employment, (c) the class and number of shares of the Company such person beneficially owns, and (d) any other information required by law; and (2) as to the shareholder giving such notice (a) such shareholder's name and address as they appear on the Company's records, (b) the class and number of shares of the Company such shareholder beneficially owns, (c) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at the applicable meeting and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, and (d) a description of all arrangements or understandings between the shareholder and each nominee specified in the notice and any other person or persons (naming such other person or persons) pursuant to which the shareholder will make such nomination or nominations. A copy of the Company's Bylaws will be provided without charge to any shareholder of the Company upon such shareholder's written request to Lesley A. DeAngelo, Bancorp Connecticut, Inc., 121 Main Street, Southington, Connecticut 06489.

         During 1997, the Board held 13 meetings, the Audit and Compliance Committee held 1 meeting, and the Compensation Committee held 3 meetings. During 1997, each director of the Company attended at least 75% of the meetings of the Board and all committees upon which he served, except Mr. Pizzitola who attended 69% of such meetings.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

         The following table sets forth as of February 28, 1998, the number of shares of Common Stock beneficially owned by (a) each director, nominee for director and the individuals named in the Summary Compensation Table of the Company; and (b) all directors, nominees and executive officers of the Company as a group.

  Name of Beneficial         Amount and Nature of            Percent of
       Owner               Beneficial Ownership (1)           Class (2)
  ------------------       ------------------------          ----------
Robert D. Morton                  175,069  (3)                  2.95%
Walter J. Hushak                  80,562   (4)                  1.36%
Anthony S. Pizzitola              63,484   (5)                  1.07%
Joseph J. LaPorte                 59,914   (6)                  1.01%
Anthony Priore, Jr.               59,456   (7)                  1.00%
Ralph G. Mann                     57,566   (8)                    *
Norbert H. Beauchemin             54,845   (9)                    *
Andrew J. Meade                   54,416   (10)                   *
Michael J. Karabin                53,084   (11)                   *
Frederick E. Kuhr                 47,642   (12)                   *
David P. Kelley                   38,582   (13)                   *
Dennis J. Stanek                  36,296   (14)                   *

Frank R. Miller                   23,884   (15)                   *

All directors, nominees and
executive officers as a group
(14 persons)                     804,800   (16)                13.58%

*  Less than one percent.

----------------------------------------------
(1) Except as otherwise noted, each person named in the table has sole voting and investment power over the number of shares of Common Stock listed opposite his name. The Company's directors and principal officers hold options to purchase shares of Common Stock pursuant to the Company's Stock Option Plans. For the purpose of the table, shares subject to those options which may be exercised within the next 60 days ("currently exercisable options") are deemed beneficially owned by the individuals holding such options. Until such time as the options are exercised, no person will have voting or investment power over the shares subject to the options.

(2) For the purpose of computing the percentage of outstanding Common Stock owned by each person named in the table, shares subject to currently exercisable options held by such person pursuant to the Company's Stock Option Plans are deemed to be outstanding.

(3) Includes beneficial ownership of 30,299 shares purchased by Mr. Morton for himself; and 9,050 shares purchased by Mr. Morton's wife over which Mr. Morton has no voting or investment power and of which Mr. Morton disclaims beneficial ownership. Includes 135,720 shares issuable upon the exercise of currently exercisable options.

(4) Includes 26,040 shares issuable upon exercise of currently exercisable options.

(5) Includes beneficial ownership of 22,376 shares purchased by Mr. Pizzitola for himself and 18,028 shares purchased by Mr. Pizzitola's wife over which Mr. Pizzitola has no voting or investment power. Includes 23,080 shares issuable upon the exercise of currently exercisable options.

(6) Includes 33,474 shares purchased jointly by Mr. LaPorte and his wife over which Mr. LaPorte has shared voting and investment power. Includes 26,440 shares issuable upon exercise of currently exercisable options.

(7) Includes 48,800 shares issuable upon exercise of currently exercisable options.

(8) Includes 36,586 shares purchased jointly by Mr. Mann and his wife over which Mr. Mann has shared voting and investment power. Includes 20,980 shares issuable upon the exercise of currently exercisable options.

(9) Includes 3,904 shares purchased by Mr. Beauchemin for himself; 300 shares purchased jointly by Mr. Beauchemin and his sister over which Mr. Beauchemin has shared voting and investment power; 3,529 shares purchased by Mr. Beauchemin's wife over which Mr. Beauchemin has no voting or investment power and of which Mr. Beauchemin disclaims beneficial ownership; 31,680 shares purchased by Dudzik & Beauchemin, P.C. CPA's Profit Sharing Trust over which Mr. Beauchemin has no voting or investment power and of which Mr. Beauchemin disclaims beneficial ownership; and 432 shares purchased by Dudzik & Beauchemin, P.C. CPA's over which Mr. Beauchemin has no voting or investment power and of which Mr. Beauchemin disclaims beneficial ownership. Includes 15,000 shares issuable upon exercise of currently exercisable options.

(10) Includes beneficial ownership of 11,776 shares purchased by Mr. Meade for himself; 961 shares purchased by Mr. Meade's wife; 10,185 shares purchased by Mr. Meade for the Meade Trust; and 5,054 shares purchased jointly by Mr. Meade and his wife. Includes 26,440 shares issuable upon the exercise of currently exercisable options.

(11) Includes beneficial ownership of 4,612 shares purchased by Mr. Karabin for himself; 2,570 shares purchased by Mr. Karabin's wife for their daughters over which Mr. Karabin has no voting or investment power; 2,002 shares purchased by Mr. Karabin's wife for their sons over which Mr. Karabin has no voting or investment power; and 22,920 shares purchased by Acme-Monaco Spring Corporation (Profit Sharing), of which Mr. Karabin is President, over which Mr. Karabin has shared voting and investment power. Includes 20,980 shares issuable upon the exercise of currently exercisable options.

(12) Includes beneficial ownership of 21,202 shares purchased jointly by Mr. Kuhr and his wife over which Mr. Kuhr has shared voting and investment power. Includes 26,440 shares issuable upon the exercise of currently exercisable options.

(13) Includes 26,440 shares issuable upon exercise of currently exercisable options.

(14) Includes 26,440 shares issuable upon exercise of currently exercisable options.

(15) Includes beneficial ownership of 11,180 shares purchased by Mr. Miller for himself; and 104 shares purchased by Mr. Miller's wife as custodian for an unrelated third party over which Mr. Miller has no voting or investment power and of which Mr. Miller disclaims beneficial ownership. Includes 12,600 shares issuable upon the exercise of currently exercisable options.

(16) Includes 435,400 shares issuable upon the exercise of currently exercisable options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent shareholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms that they file. The Company is not aware of any person or group that owns in excess of five percent of the outstanding Common Stock. See "Principal Shareholders."

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, the Company believes that during 1997 all filing requirements applicable to its officers and directors were complied with.

EXECUTIVE COMPENSATION

         The following tables set forth information with respect to Mr. Morton's and Mr. Priore's compensation. Mr. Morton is the Company's Chief Executive Officer and Mr. Priore is the Company's Treasurer and Secretary and they are the only officers of the Company whose salary and bonus exceeded $100,000 in 1997. All amounts listed below were paid by the Bank to Mr. Morton in his capacity as the Bank's President and Chief Executive Officer and to Mr. Priore in his capacity as the Bank's Senior Vice President and Chief Financial Officer.

                          SUMMARY COMPENSATION TABLE

                         Annual Compensation        Long-Term
                                                   Compensation
                      ----------------------     ---------------
                                                      Awards
                                                 ---------------
                                                   Securities
       Name                                        Underlying       All Other
       and                  Salary  Bonus(1)     Options/SARs(2)  Compensation
 Principal Position   Year   ($)      ($)              (#)            ($)
--------------------------------------------------------------------------------
Robert D. Morton,     1997  $163,028 $40,000         25,000        $ 4,750 (3)
President             1996  $156,180 $30,000         12,500        $ 4,500 (3)
                      1995  $147,340 $26,000         10,000        $22,655 (4)
--------------------------------------------------------------------------------
Anthony Priore, Jr.,  1997  $ 83,558 $20,000          8,000        $ 3,017 (5)
Treasurer and
Secretary             1996  $ 81,000 $17,000          4,000        $ 2,850 (5)
                      1995  $ 77,500 $14,000          4,000        $ 2,715 (5)
--------------------------------------------------------------------------------

(1)      Consists of cash distributions under the Bank's profit sharing plan.

(2) Consists only of securities underlying options. Neither the Company nor the Bank has any plan pursuant to which Stock Appreciation Rights ("SARs") may be granted to any person.

(3) Consists of contributions made by the Bank to the Bank's savings plan for Mr. Morton's benefit.

(4) Consists of an $18,035 reimbursement by the Bank for relocation expenses and contributions of $4,620 made by the Bank to the Bank's savings plan for Mr. Morton's benefit.

(5) Consists of contributions made by the Bank to the Bank's savings plan for Mr. Priore's benefit.



         Stock Options Granted in 1997.

         The following table sets forth certain information regarding stock options granted to the individuals named in the Summary Compensation Table during 1997. In addition, in accordance with the Commission's rules, the table also shows a hypothetical potential realizable value of such options based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The assumed rates of growth were selected by the Company for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. Based upon the closing stock price and the number of common shares outstanding at the end of 1997, an assumed annual stock price appreciation of 10% would produce a corresponding aggregate pretax gain over the full option term of approximately $170.4 million for the Company's common shareholders.


                OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)
--------------------------------------------------------------------------------------
                            Individual Grants                    Potential Realizable
                                                                   Value at Assumed
                                                                 Annual Rates of Stock
                                                                   Price Appreciation
                                                                   For Option Term(2)
--------------------------------------------------------------------------------------

                          Percent of
                            Total
                           Options/
             Number of       SARs
            Securities      Granted
            underlying        to
            Options/SARs   Employees  Exercise or
              Granted      in Fiscal  Base Price  Expiration         5%        10%
   Name         (#)           Year      ($/Sh)      Date (3)        ($)        ($)
--------------------------------------------------------------------------------------
Robert D.     25,000         20.33     19.375     12/24/07        304,619    771,967
Morton,
President
--------------------------------------------------------------------------------------
Anthony        8,000          6.50     19.375     12/24/07         97,478    247,030
Priore, Jr.,
Treasurer
--------------------------------------------------------------------------------------

(1) Neither the Company nor the Bank has any plan pursuant to which SARs may be granted to any person.
(2) Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.
(3) None of the options granted to either of the named executives can be exercised until December 24, 1998.

         Aggregated Option Exercises in 1997 and Option Values at December 31, 1997. The following table sets forth certain information concerning stock option exercises by the individuals named in the Summary Compensation Table during 1997, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1997. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the closing market price of the Common Stock at December 31, 1997.

        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                             OPTION/SAR VALUES (1)
--------------------------------------------------------------------------------

                              Number of Securities
                            Underlying Unexercised     Value of Unexercised in-
                            Options/SARs at Fiscal     the-Money Options/SARs
            on      Value         Year-End                at Fiscal Year-End
         Exercise Realized          (#)                          ($)
 Name       (#)     ($)    -------------------------  -------------------------
                           Exercisable/Unexercisable  Exercisable/Unexercisable
--------------------------------------------------------------------------------
Robert D.
Morton,      0       0          135,720/25,000             2,016,836/40,625
President
--------------------------------------------------------------------------------
Anthony
Priore, Jr.  0       0            48,800/8,000               734,388/13,000
Treasurer
--------------------------------------------------------------------------------

(1)      Mr. Morton and Mr. Priore do not hold any SARs.

PENSION PLAN

         The Bank maintains a noncontributory defined benefit pension plan that has been qualified under the Internal Revenue Code of 1986, as amended (the "Code"), and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The pension plan covers full-time employees of the Bank who have attained the age of 21 and have completed at least one year of service with the Bank. In general, the pension plan provides for monthly payments to or on behalf of each covered employee upon such employee's normal retirement date after the later of reaching the age of 65 or the fifth anniversary of the employee's participation in the plan. The plan also provides the option of receiving early retirement benefits, provided that the participant has reached the age of 55 and has at least 10 years of service with the Bank.

         Effective for benefits earned after June 30, 1989, benefit payments to a participant are based upon (i) the employee's number of years of credited service (up to a maximum of 30), (ii) his average cash compensation (excluding bonuses and other special pay) for the 60 consecutive calendar months of highest earnings during the last 120 consecutive calendar months preceding the employee's retirement date, and (iii) his Social Security covered compensation. A participant may choose from a variety of monthly payment options, including payments for the participant's lifetime only, or for the participant's lifetime and the lifetime of his surviving spouse.

         Under the pension plan, the Bank makes an annual contribution for the benefit of eligible employees to meet the funding requirements of the Code and ERISA. Such contributions are computed on an actuarial basis. All of the contributions to and all of the expenses involved in administering the pension plan are paid entirely by the Bank. Although the Bank's employees no longer contribute to the pension plan to help fund their benefits, they have previously made such contributions.

                         SOUTHINGTON SAVINGS BANK
                       DEFINED BENEFIT PENSION PLAN

                           ANNUAL PENSION BENEFITS
                          BASED ON YEARS OF SERVICE
--------------------------------------------------------------------------------
                                Years of Service
--------------------------------------------------------------------------------
 Remuner-
  ation           10         15         20         25        30         35
--------------------------------------------------------------------------------
$ 20,000      $ 3,000     $ 4,500    $ 6,000    $ 7,500   $ 9,000    $ 9,000
--------------------------------------------------------------------------------
  25,000        3,750       5,625      7,500      9,375    11,250     11,250
--------------------------------------------------------------------------------
  35,000        5,731       8,597     11,462     14,328    17,193     17,193
--------------------------------------------------------------------------------
  50,000        8,956      13,434     17,912     22,390    26,868     26,868
--------------------------------------------------------------------------------
  75,000        4,331      21,497     28,662     35,828    42,993     42,993
--------------------------------------------------------------------------------
 100,000       19,706      29,559     39,412     49,265    59,118     59,118
--------------------------------------------------------------------------------
 125,000       25,081      37,622     50,162     62,703    75,243     75,243
--------------------------------------------------------------------------------
 150,000       30,456      45,684     60,912     76,140    91,368     91,368
--------------------------------------------------------------------------------
 175,000       35,831      53,747     71,662     89,578   107,493    107,493
--------------------------------------------------------------------------------
 200,000       41,206      61,809     82,412    103,015   123,618    123,618
--------------------------------------------------------------------------------

The above table reflects the benefit formula that is currently in effect for those earning benefits after June 30, 1989. Effective for benefits earned on and after June 30, 1994, the limit on an individual's compensation is $150,000, with future indexing, under Section 401(a)(17) of the Code. The limit for 1995 and 1996 was $150,000. The limit for 1997 was $160,000. The limit for 1998 is indexed at $160,000.

         The pension plan covers a participant's cash compensation (excluding bonuses and other special pay), which is approximately equivalent to the annual compensation reported in the column entitled "Salary" in the "Summary Compensation Table" above. The above table illustrates annual pension benefits for an employee who retired at age 65 in 1997 and elects to have equal payments paid over his lifetime, with no continuation to a spouse. The benefits listed in the table are not subject to a deduction for Social Security or any other offset amount. For the purposes of the pension plan, at June 30, 1997, Mr. Morton had 6 years of service and Mr. Priore had 20 years of service.

SUPPLEMENTAL PENSION PLAN

         Effective January 1, 1996, the Bank adopted a supplemental executive retirement plan ("SERP") for Mr. Morton. Under the terms of the SERP, Mr. Morton will receive a supplemental pension benefit at retirement equal to the excess benefit which would have accrued if the Bank's defined benefit pension plan benefit were calculated without regard to the compensation and benefit limits of Sections 401(a)(17) and 415 of the Code.

         Retirement benefits payable under the SERP may be paid in any form permitted under the Bank's defined benefit pension plan, a lump sum payout, or a fixed number of equal annual installments commencing when Mr.
Morton begins receipt of his benefits under the defined benefit pension plan.

         The bank has funded its obligations under the SERP by purchasing a cash surrender value life insurance policy on Mr. Morton.

SAVINGS PLAN

         In 1987, the Bank adopted a contributory defined contribution profit sharing plan that is intended to be qualified under the Code and ERISA, and is further intended to comply with the requirements of Section 401(k) of the Code. The plan covers employees who have attained the age of 21 and have completed at least one year of service with the Bank. Eligible employees may elect to defer from 1% to 15% of their compensation (but, for 1997, not in excess of $9,500) by means of payroll deduction. For employees earning over $80,000, the amount which they may contribute may be further limited in any year to enable the savings plan to meet certain tests imposed by the Code. Participants who work at least 500 hours during a calendar year also receive a Bank matching contribution equal to, in the Bank's discretion, no more than 6% of their compensation for the calendar year. Such participants received Bank matching contributions of 3% of their compensation for 1997. Such participants will receive matching contributions of 3% of their compensation for 1998. Participants are always 100% vested in their contributions and Bank matching contributions.

         Contributed sums are held in trust and invested by the trustee. Participants receive a proportionate share of plan earnings or losses based upon their investment selection and their account balances. Participants may request a loan from their accounts in the plan subject to certain restrictions. Generally, the amount of the loan may not exceed one-half of their interest in the plan. Participants may request a withdrawal of their contributions in certain circumstances. Otherwise, upon a participant's retirement, death, disability or termination of employment, the participant's accounts may be paid out in a lump sum.

EMPLOYMENT AGREEMENT

         The Bank and Robert D. Morton, President and Chief Executive Officer of the Company and the Bank, are parties to a three-year employment agreement, which expires January 1, 2000. The term of the employment agreement extends automatically for one additional year on each January 1, so that there are successive three-year terms of employment, unless 90-days advance notice is given by either party. The agreement provides, among other things, for an annual review of Mr. Morton's salary, for merit increases at the discretion of the Bank Board, and for participation in bonuses and employee benefit plans and fringe benefits which are or may be adopted by the Bank for its executive employees.

         The Bank Board may terminate Mr. Morton's employment agreement at any time with or without cause. If he were terminated without cause, Mr. Morton would be entitled to receive either a monthly payment over the remaining term of the agreement or a lump sum amount equal to Mr. Morton's then current salary for the remaining term of the agreement, discounted by one-half of one percent for each month of the remaining term of the agreement. Such amounts would not be reduced by any compensation which Mr. Morton might receive from new employment. If Mr. Morton's employment is terminated within one year of a change in control of the Company, either involuntarily by action of the Bank or by Mr. Morton, the agreement provides for a lump sum severance payment to Mr. Morton on or before his last day of employment with the Bank equal to three times the highest compensation paid or payable to Mr. Morton with respect to any twelve consecutive month period during the three years ending with the date of Mr. Morton's termination. Severance payments would be reduced by any liability of the Bank for any payments made for termination without cause but not for compensation received for any new employment. The employment agreement also contains a two-year covenant not to compete if Mr. Morton terminates his employment without the consent of the Bank Board or more than one year after a change in control of the Company and/or the Bank.

TRANSACTIONS WITH MANAGEMENT

         There has been no transaction or series of transactions since January 1, 1997, and no transactions are proposed, to which the Company or the Bank is a party in which the amount involved exceeds $60,000 and in which any director, nominee, executive officer or member of their immediate families has an interest.

CERTAIN BUSINESS RELATIONSHIPS

         Mr. Dennis J. Stanek, a member of the Board, is a Senior Vice President
- Investments of Tucker Anthony Incorporated ("Tucker Anthony"), which firm provides securities brokerage services to the Bank. Mr. Stanek did not receive any portion of the fees paid by the Bank to Tucker Anthony in connection with these services during 1997. Tucker Anthony will continue to perform such services in 1998.

         For information concerning Mr. Kelley's relationship with the Bank, see "Compensation Committee Interlocks and Insider Participation" below.

         In the opinion of management, the services described in this section and under "Transactions With Management" were provided on terms at least as favorable as could be obtained from independent parties. The Company and the Bank expect to continue to use the services of each of the above persons and entities in the future.

INDEBTEDNESS OF MANAGEMENT AND OTHERS

         The Bank has engaged and expects to engage in the future in banking transactions in the ordinary course of business with directors and executive officers of the Company and their associates and members of their respective families. Such transactions are made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and do not involve more than the normal risk of collectibility or present other unfavorable features.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company provides no cash compensation to its executive officers. Instead, the Bank provides such compensation.

         The Compensation Committee of the Company is responsible for reviewing and approving the Company's overall compensation philosophy and, together with the Compensation Committee of the Bank, recommending the compensation of the Bank's executive officers. The Compensation Committee's recommendations on executive compensation are presented to the Bank Board and the Board for review and approval.

         The Bank's compensation program is comprised of a base salary, stock options, an annual cash profit sharing program and customary retirement, insurance and vacation benefits.

         In establishing executive compensation, one of the Compensation Committee's primary considerations is its review of industry data from peer group surveys of salary ranges and incentive pay. The Bank's peer group is determined based on company asset size, number of employees and geographical considerations. The Compensation Committee exercises discretion and makes judgments after considering all factors that are relevant to the success of the Bank, including the achievement of objective targets relating to the Bank's management and financial performance. The Compensation Committee considered the following guidelines in establishing Mr. Morton's compensation: overall leadership of the Bank and the Company; development of future strategies for the Bank and the Company; implementation of strategic plans; achievement of performance targets that reflect the continued financial success of the Bank and the

Company and overall shareholder value. Mr. Morton received an annual merit increase of $6,848 for 1997 (or 4.3% of his 1996 salary).

         The Compensation Committee establishes a profit sharing pool each year. The size of the pool, which ranges from 0-8% of the Bank's net operating income, is based on an analysis of the Bank's net operating results relative to its peer group as well as the Bank's annual performance in attaining budgeted financial goals. Distributions from the profit sharing pool are determined by grade levels and individual performance. All executives and employees share in the distribution of the pool. The Compensation Committee relies heavily on the same criteria used to recommend salary levels to recommend distributions from the profit sharing pool. Mr. Morton and the Bank's executives are treated as a "group" within the pool distribution and receive a discretionary payout from this pool in line with their performance and level of accountability for the Bank's performance. Mr. Morton received $40,000 in the first quarter of 1998 based on the Bank's performance during 1997, which amounts to 9.1% of the total pool distributed to all of the Bank's employees.

         Stock options are granted to employees at all levels of the organization. In recommending option grants for 1997, the Compensation Committee reviewed all ownership of options and distributed new options to all officers, based on their grade as well as total past options granted. In 1997, Mr. Morton received options to purchase 25,000 shares of the Company's common stock, representing 20.3% of the total options distributed to all employees during 1997.

         The Compensation Committee believes that executive compensation levels during fiscal 1998 adequately reflect the Bank's compensation goals, policies and philosophies. Effective for 1998, Mr. Morton's total compensation award reflects the Compensation Committee's judgment based on its evaluation of Mr. Morton's contribution to the Bank's 1997 operating results.

Walter J. Hushak           David P. Kelley           Frank R. Miller
Michael J. Karabin         Joseph L. LaPorte         Anthony S. Pizzitola
                           Andrew J. Meade

                               * * * *

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Hushak, Karabin, Kelley, LaPorte, Meade, Miller and Pizzitola served as members of the Compensation Committee of the Company and the Bank Board during the fiscal year ended December 31, 1997. As part of the Boards' review of the Compensation Committee's recommendations, Mr. Morton participated in the Boards' deliberations concerning executive officer compensation. Mr. Morton did not participate in any such deliberations relating to his own compensation.

         Mr. Kelley is a partner of the law firm of Kelley, Crispino & Kania. He received a retainer of $17,000 for acting as Bank Counsel in 1997. In 1997, the Bank paid Kelley, Crispino & Kania fees for additional legal representation on various matters. Mr. Kelley will receive a $17,000 retainer for acting as Bank counsel in 1998. Kelley, Crispino & Kania continues to represent the Bank on various legal matters.

         Mr. Morton is the President of the Company and President and Chief Executive Officer of the Bank.

COMPENSATION OF DIRECTORS

         The directors of the Company are also directors of the Bank. In 1997, each director of the Bank, other than the President, received a fee of $400 for attendance at each regular meeting of the Bank Board,

$500 for attendance at each director/officer seminar, and $300 for attendance at each meeting of a committee of the Bank Board. Company board and committee meetings normally immediately follow Bank meetings, and directors receive no additional compensation for their services at such meetings. When a Company meeting does not occur on the same day as a Bank meeting, the Company pays non-officer directors for each meeting based upon the same rate schedule in effect for the Bank.

         In addition to his fees for attendance at Bank Board and committee meetings, the Bank in 1997 also paid Walter J. Hushak $17,000 for services rendered as Bank Chairman.

         Directors who are not employees of the Company may participate in the 1997 Stock Option Plan (the "1997 Plan") and be awarded non-qualified stock options ("NQSO's"). Nonemployee directors were previously eligible to be awarded NQSO's pursuant to the 1993 Stock Option Plan which terminated on May 14, 1997 upon the approval of the 1997 Stock Option Plan. The exercise price of these NQSO's may never be less than the fair market value of the underlying Common Stock on the date the NQSO's are granted.

         Pursuant to the 1993 Plan, on January 15, 1997 Messrs. Beauchemin, Hushak and Miller were each granted NQSO's to purchase 2,000 shares of Common Stock, Messrs. Karabin and Mann were each granted NQSO's to purchase 8,000 shares of Common Stock and Mr. Meade was granted NQSO's to purchase 9,500 shares of Common Stock. These options are currently exercisable at an exercise price of $11.25 per share and expire on January 15, 2007. Pursuant to the 1997 Plan, on December 24, 1997, Messrs. Beauchemin, Hushak, Karabin, Kelley, Kuhr, LaPorte, Mann, Meade, Miller, Pizzitola and Stanek were each granted NQSO's to purchase 7,500 shares of Common Stock. These options become exercisable on December 24, 1998 at an exercise price of $19.375 per share and expire on December 24, 2007.

SHAREHOLDER RETURN PRESENTATION

         The following graph compares the change in the Company's cumulative total return on its Common Stock to (a) the change in the cumulative total return on the stocks included in the Standard and Poor's 500 Index and (b) the change in the cumulative total return on the stocks included in the Keefe, Bruyette & Woods, Inc. New England Bank Index assuming an investment of $100 made on December 31, 1992, in the Bank, the Company's sole subsidiary, and comparing relative values on December 31, 1997. All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period. Note that the Common Stock price performance shown below should not be viewed as being indicative of future performance.

Bancorp Connecticut, Inc. (BKCT) Vs. The Five Year Total Return for the KBW New
                     England Bank Index and S&P 500 Index

                    INDEX OF TOTAL RETURN (12/31/92 = 100)

          S&P 500       KBW New England        BKCT          Price Plus
DATE       INDEX           Bank Index        Indexed    Cumulative Dividends
--------------------------------------------------------------------------------
12/31/92   100.00            100.00           100.00          $3.383
3/31/93    104.35            110.93           116.19          $3.931
6/30/93    104.85            104.57           126.31          $4.273
9/30/93    107.52            135.41           153.74          $5.201
12/31/93   110.02            133.51           172.03          $5.819
--------------------------------------------------------------------------------
3/31/94    105.87            140.44           199.00          $6.732
6/30/94    106.33            165.45           206.86          $6.998
9/30/94    111.53            157.97           195.69          $6.620
12/31/94   111.51            134.40           171.34          $5.796
--------------------------------------------------------------------------------
3/31/95    122.33            150.90           173.45          $5.867
6/30/95    133.97            171.43           225.84          $7.640
9/30/95    144.58            196.16           253.56          $8.578
12/31/95   153.26            209.77           244.40          $8.268
--------------------------------------------------------------------------------
3/31/96    161.48            210.20           284.90          $9.638
6/30/96    168.71            222.95           380.43          $12.869
9/30/96    173.88            250.54           381.52          $12.906
12/31/96   188.36            289.74           384.91          $13.021
--------------------------------------------------------------------------------
3/31/97    193.44            300.88           401.25          $13.574
6/30/97    227.14            361.53           443.88          $15.016
9/30/97    244.13            426.65           622.30          $21.051
12/31/97   251.12            498.12           740.62          $25.054
--------------------------------------------------------------------------------

                                             Source: KEEFE, BRUYETTE WOODS, INC.

         THE ELECTION OF EACH NOMINEE REQUIRES THE AFFIRMATIVE VOTE OF A PLURALITY OF THE SHARES PRESENT OR REPRESENTED AT THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES.



                           PROPOSAL NUMBER TWO

           RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P.
                      AS INDEPENDENT ACCOUNTANTS FOR THE
                     FISCAL YEAR ENDING DECEMBER 31, 1998

         The Board has entered into an agreement with Coopers & Lybrand L.L.P., independent certified public accountants, to be the Company's independent accountants for the fiscal year ending December 31, 1998, subject to ratification by the Company's shareholders. Coopers & Lybrand L.L.P. has been the Company's independent certified public accountants since the Company's formation on March 31, 1994, and the Bank's independent certified public accountants since August, 1993. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so. Unless otherwise directed, proxies will be voted in favor of ratification of the appointment of Coopers & Lybrand L.L.P.

         THE APPOINTMENT OF THE COMPANY'S INDEPENDENT ACCOUNTANTS MUST BE RATIFIED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED AT THE MEETING. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                            SHAREHOLDER PROPOSALS

         In order to be considered for inclusion in the proxy statement and form of proxy relating to the Company's 1999 annual meeting, any proposal by a record holder of Common Stock must be received by the Company at its principal executive offices located at 121 Main Street, Southington, Connecticut 06489 on or before December 11, 1998. A proponent of such a proposal must comply with the proxy rules under the Securities Exchange Act of 1934.

                              SOLICITATION

         The Company will bear all costs and expenses associated with soliciting management proxies. In addition to the use of the mails, proxies may be solicited by the directors, officers and regular employees of the Company and/or the Bank by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

                            OTHER MATTERS

         As of the date of this Proxy Statement, the Board is not aware of any other business or matters to be presented for consideration at the Meeting other than as set forth in the Notice of Meeting attached to this Proxy Statement. However, if any other business shall come before the Meeting or any adjournment or postponement thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority on the individuals named to vote the shares represented by such proxy as to any such matters.

                         ANNUAL REPORT ON FORM 10-K

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK ON THE RECORD DATE, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO LESLEY A. DEANGELO, BANCORP CONNECTICUT, INC., 121 MAIN STREET, SOUTHINGTON, CONNECTICUT 06489.

Southington, Connecticut
April 10, 1998

                          BANCORP CONNECTICUT, INC.
                               121 Main Street
                        Southington, Connecticut 06489

                 Proxy for the Annual Meeting of Shareholders
                   to be held at 2:00 p.m. on May 13, 1998
        Aqua Turf Club, 556 Mulberry Street, Southington, Connecticut

    The undersigned hereby appoints Anthony Priore, Jr., Secretary and Treasurer, and Stephan M. Settino, or any of them, attorneys and proxies for the undersigned with power of substitution, to act and to vote, with the same force and effect as the undersigned, all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Bancorp Connecticut, Inc. to be held on May 13, 1998, and any and all adjournments thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          Please mark, sign and date your proxy on the reverse side.

               Please Detach and Mail in the Envelope Provided

/X/ Please mark your
    votes as in this
    example.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE BELOW PROPOSALS.

Proposal 1.
Election of
Directors for a
three year term
expiring in 2001.

            WITHHOLD AUTHORITY
FOR          FOR ALL NOMINEES
/ /                / /

Norbert H. Beauchemin, Walter J. Hushak, Frederick E. Kuhr, Joseph J. LaPorte

TO WITHHOLD AUTHORITY FOR INDIVIDUAL NOMINEE(S). Write individual nominee(s) name(s) below.

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Proposal 2. Ratification of the appointment of Coopers
& Lybrand LLP as independent accountants.

FOR        AGAINST         ABSTAIN
/ /          / /             / /

Such persons (or their substitutes) are directed to vote as indicated in this proxy and are authorized to vote in their discretion upon any other business which properly comes before the meeting or any adjournment thereof.

IF NO CHOICE IS SPECIFIED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND PROPOSAL 2.

Please sign and date this proxy and promptly return it in the envelope provided.

I WILL ATTEND THE ANNUAL MEETING / /


Signature(s)                                                    Date
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NOTE:    Please sign as name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.